UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 3, 2006

GOLD KIST INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50925	20-1163666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 Perimeter Center Parkway, N.E., Atlanta, Georgia		30346
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code

(770) 393-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 3, 2006, Gold Kist Inc., a Delaware corporation (“Gold Kist”), Pilgrim’s Pride Corporation, a Delaware corporation (“Pilgrim’s Pride”), and Protein Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Pilgrim’s Pride (“Protein”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 3, 2006. As previously announced, on September 29, 2006, Protein commenced a tender offer (the “Pending Offer”) to purchase all of the issued and outstanding shares of common stock, par value $0.01 per share, including the associated Series A Junior Participating Preferred Stock Purchase Rights (collectively, the “Company Common Stock”), for a price of $20.00 per share of Company Common Stock, net to the seller in cash, subject to certain terms and conditions. The Merger Agreement provides that Protein will amend the Pending Offer to provide for the purchase of all of the issued and outstanding shares of Company Common Stock for a price of $21.00 per share of Company Common Stock, net to the seller in cash, subject to certain terms and conditions set forth in the Merger Agreement. Pursuant to the Merger Agreement and subject to the conditions specified therein, in the event Protein accepts for payment and pays for the shares of Gold Kist pursuant to the Pending Offer, Gold Kist will become a wholly-owned subsidiary of Pilgrim’s Pride pursuant to a merger (the “Merger”) of Protein with and into Gold Kist, with Gold Kist as the surviving entity from the Merger.

The Pending Offer, as amended pursuant to the terms of the Merger Agreement, will expire on December 27, 2006, unless otherwise extended by Pilgrim’s Pride pursuant to the terms of the Merger Agreement.

Based on the estimated number of shares of Company Common Stock outstanding as of the date of the Merger Agreement, the total cash value of the transaction is approximately $1.1 billion, plus the assumption of approximately $144 million of Gold Kist’s debt.

The Merger Agreement contains customary representations and warranties between Gold Kist, on the one hand, and Pilgrim’s Pride and Protein, on the other hand. In addition, the parties also have agreed to certain customary covenants and agreements specified in the Merger Agreement. The obligations of Pilgrim’s Pride and Protein to close the Pending Offer and the Merger are subject to a number of conditions contained in the Merger Agreement, including, but not limited to: Parent having available to it proceeds of financings that are sufficient to consummate the Pending Offer and there shall have been validly tendered and not withdrawn such number of shares of Company Common Stock that would constitute at least a majority of the shares of Company Common Stock outstanding immediately prior to the expiration of the Pending Offer.

The Merger Agreement contains certain termination rights for both Gold Kist, on the one hand, and Pilgrim’s Pride and Protein, on the other hand. The Merger Agreement provides that, following termination of the Merger Agreement under specified circumstances, Gold Kist may be required to pay Pilgrim’s Pride a termination fee of $43,500,000.

The description contained in this Item 1.01 of certain terms of the Merger Agreement and the transactions contemplated by the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference into this Item 1.01 in its entirety. The Merger Agreement has been included to provide the investors and security holders with the information regarding its terms and conditions. It is not intended to provide any other factual information about Gold Kist. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other.

The description of the Amendment to the Rights Agreement described below in Item 3.03 of this Form 8-K is hereby incorporated by reference.

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Item 3.03. Material Modification to Rights of Security Holders

On December 4, 2006, Gold Kist amended that certain Stockholder Protection Rights Agreement (the “Rights Agreement”) between Gold Kist and Computershare Investor Services, LLC, as Rights Agent, dated July 9, 2004 (the “Amendment”). The effect of the Amendment is to permit the performance of the transactions contemplated by the Merger Agreement, (i) Pilgrim’s Pride, Protein or any of their affiliates or associates becoming an “Acquiring Person” (as defined in the Rights Agreement), (ii) a “Separation Time” or a “Stock Acquisition Date” (in each case as defined in the Rights Agreement) occuring. The Amendment also makes certain changes to the “Expiration Time” to provide that the Rights Agreement will terminate immediately after the acceptance for payment of, and the payment for, all shares of Company Common Stock tendered pursuant to the Offer.

The description contained in this Item 3.03 of certain terms of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 4.1 and is incorporated by reference into this Item 3.03 in its entirety.

Item 8.01. Other Events

On December 4, 2006, Gold Kist and Pilgrim’s Pride issued a joint press release relating to the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01 in its entirety.

Forward Looking Statements

This Report contains statements, estimates or projections that are not historical in nature and that may constitute “forward-looking statements” as defined under U.S. federal securities laws. These statements include, but are not limited to, the consummation of the Pending Offer, the successful completion of the merger, the timing of the completion of the merger, the successful combination of Gold Kist and Pilgrim’s Pride, and the benefits of combining Gold Kist and Pilgrim’s Pride. These statements, which speak only as of the date given, are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company’s historical experience and our expectations or projections. These risks include, but are not limited to, the risk that the stockholders of the Company do not tender their shares, the risk that the conditions to the transaction are not satisfied or waived and that the transaction is not consummated or not consummated within the expected timeframe, the risk that the financing required to pay the purchase price is not available, and the risk that the expected benefits of the combination of Gold Kist and Pilgrim’s Pride are not realized. Additional factors that may affect future results are contained in Gold Kist’s SEC filings. Investors are advised to consult Gold Kist’s filings with the SEC, including its Form 10-K for the fiscal year ended October 1, 2005, and subsequently filed Quarterly Reports on Form 10-Q. Gold Kist undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

2.1	Merger Agreement, dated as of December 3, 2006, among Gold Kist Inc., Pilgrim’s Pride Corporation and Protein Acquisition Corporation

4.1	First Amendment to Stockholder Protection Rights Agreement, dated December 4, 2006, between Gold Kist Inc. and Computershare Investor Services, LLC

99.1	Joint Press Release issued by Gold Kist Inc. and Pilgrim’s Pride Corporation, dated December 4, 2006, relating to the consummation of the Merger Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD KIST INC.

/s/ Stephen O. West
Stephen O. West Chief Financial Officer and Vice President

Date: December 4, 2006

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